Form C

Cover Page

Name of issuer:

Grit Grocery, LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: TX
Date of organization: 6/9/2015

Physical address of issuer:

5210 Griggs Rd. #14565
Houston TX 77021

Website of issuer:

http://gritgrocery.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

2/1/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$23,686.00	$9,383.00
Cash & Cash Equivalents:	$415.00	$478.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$5,593.00	$0.00
Long-term Debt:	$63,305.00	$0.00
Revenues/Sales:	$49,613.00	$3,386.00
Cost of Goods Sold:	$62,717.00	$6,053.00
Taxes Paid:	$0.00	$0.00
Net Income:	($69,692.00)	($7,306.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Grit Grocery, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dustin Windham	CEO & Founder	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dustin Windham	tbd	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Government Regulations: Grit Grocery is currently permitted by the City of Houston's Mobile Food Unit Division. As such, future regulation changes could affect the communities in which we are allowed to serve. The same is true for the packaging and handling of products. Food Truck permitting is City/County specific, so as the business expands and begin to serve other major cities, the permitting requirements will change.
>
> Health of the Economy: The strength of the grocery industry depends heavily on per capita disposable income. Therefore, if the economy weakens, customers will be more willing to forgo the benefit of higher priced healthy/fresh food options.
>
> Weather: Changes in weather affect most retail business, but especially the mobile food industry. An unforeseeable weather phenomenon (flooding, freezing, hurricanes, etc.) will negatively impact sales.
>
> Security: A street/open air sales model removes real estate costs but also increases the chances of theft/vandalism. Our trucks will often only be operated by 1 or 2 people and the open air aspect will make it easier to access our products and register. Therefore, keeping both our employees and products safe & secure will be more challenging than in a conventional brick

and mortar setting.

Food Safety: Most Grit goods contain zero preservatives, which equates to a highly perishable product line (1-5 days). Highly perishable goods, if handled improperly, can lead to a variety of health risks. The care with which our products move through the supply chain will play a critical role in minimizing and mitigating risk to both consumer and purveyor.

Supplier Performance: Product quality and consistency is critical to success. Most of our producers/suppliers will be small, regional/fragmented producers that have limited staff and resources. This type of operation often brings with it quality control challenges that we will have to shoulder in order to maintain quality and consistency.

Data Protection: Every transaction will bring with it data and customer information that is both valuable and highly sensitive. It is imperative that we maintain the highest standard of data security and protection in order to safeguard both our customers and our brand's reputation.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$75,000**

Use of Proceeds:
-1 truck/neighborhood (50,000/truck)
-Processing & packaging kitchen equipment (5,000)
-Walk-in cooler/warehouse equipment (10,000)
-Point of sale systems for new trucks/locations (5,000)
-Working capital for hiring/training (5,000)

If we raise: **$250,000**

Use of Proceeds:
-4 trucks/neighborhoods (50,000/truck)
-Processing & packaging kitchen equipment (10,000)
-Walk-in cooler/warehouse equipment (20,000)
-Point of sale systems for new trucks/locations (10,000)
-Working capital for hiring/training (10,000)

If we raise: **$550,000**

Use of Proceeds:
-9 trucks/neighborhoods (45,000/truck)
-Mobile app development (30,000)
-Processing & packaging kitchen equipment (20,000)
-Walk-in cooler/warehouse equipment (35,000)
-Point of sale systems for new trucks/locations (20,000)
-Working capital for hiring/training (40,000)

If we raise: **$750,000**

Use of Proceeds:
-12 trucks/neighborhoods (45,000/truck)
-Mobile app development (30,000)
-Advertising campaign (50,000)
-Processing & packaging kitchen equipment (20,000)
-Walk-in cooler/warehouse equipment (40,000)
-Point of sale systems for new trucks/locations (25,000)
-Working capital for hiring/training (45,000)

If we raise: **$1,000,000**

Use of Proceeds:
-16 trucks/neighborhoods (45,000/truck)
-Mobile app development (40,000)
-Advertising campaign (75,000)
-Processing & packaging kitchen equipment (30,000)
-Walk-in cooler/warehouse equipment (50,000)
-Point of sale systems for new trucks/locations (30,000)
-Working capital for hiring/training (55,000)

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement

will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Grit Grocery, LLC seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	

Options:

Describe any other rights:

Dustin Windham currently owns 100% of Grit Grocery, LLC. Although no units have been issued as of July 4, 2017.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Managers, and the Investor will have no independent right to name or remove an officer or member of the Board of Managers of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

SBA Loan - Celtic Bank
$63,305 Balance
6.25% Interest
10 yr term
Secured

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Grit Grocery is a new mobile grocery concept. We sell local and unprocessed goods in fixed, neighborhood locations throughout the city via mobile units (food trucks). Meal planning & shopping for quality ingredients take time. Grit makes healthy living easy by bringing local and unprocessed meal kits directly into neighborhoods via a mobile market, allowing the customer to save time without sacrificing health.

Our grocery store/truck sales represent 100% of our total revenue. In 2016 we generated $49,613 in revenue over 6 months of operations, up from $3,386 in 2015. The recent growth was largely driven by the addition of new neighborhoods and nightly sales.

Our grocery offering consists of the following categories: fruits, vegetables, pastas, proteins, breads, sweets, snacks, beverages, condiments, and meal bundles (each a combination of categories). The revenue is evenly distributed throughout most
of the categories with the exception of proteins and meal bundles which combined, make up for approximately 30% of the overall revenue.

Grit Grocery was founded in June of 2015. Grit's model sells local and unprocessed goods/groceries directly in Houston neighborhoods. As Grit has grown and evolved, it has experienced the following milestones:

- Establishment of relationships with four distinct Houston neighborhoods in which the truck conducted weekly sales
- Conducted over 1,400 direct sales transactions with Houston residents ($22 average transaction amount)
- Achieved a 67% customer return rate in a matter of 6 months

As Grit Grocery has evolved, we have experienced rapid revenue growth, but in tandem, as an early-stage entrepreneurship
venture, we have also dealt with profit loss. Profit loss is driven by the cost of goods sold which will be addressed in the next phase of growth.

Historical Result of Operations
Revenue grew to $49,613 up from $3,386 in the previous year.

Grit's net income was ($69,692) at year end 2016, a decrease from ($7,306) during the prior year.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Liquidity

Our cash and cash equivalents of $415 on December 31, 2016 were held for working capital purposes. We also have $23,271 in fixed assets. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We have $5,593 in current liabilities, and $63,305 in note payable, on December 31, 2016

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company to pursue operation and marketing activities. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. As we add additional trucks and locations, we expect our expenses to grow in line with the number of trucks we add. We also expect costs of goods sold (percentages) to decrease as we grow and economies of scale help us to buy in bulk and streamline operations.

Cash used in operating activities. Net cash used in operating activities consisted of net income adjusted for certain non-cash items including depreciation and amortization, bad debt expense, unit-based compensation and deferred income taxes, as well as the effect of changes in working capital and other activities, and is $61,420 in 2016.

Cash used in investing activities. Net cash used in investing activities (specifically purchase of fixed assets) is $17,045 in 2016.

Capital Resources
We have financed our operations through founder contributed capital and an SBA loan. The
SBA loan from Celtic Bank has an outstanding balance of approximately $63,305 as of July 4, 2017. We are also exploring conventional debt financing and contributed capital from additional management team members.

Cash in Hand, Burn Rate, and Short/Mid Term Expenses
As of 12/18/17, we have ~$5,000 cash on hand, our monthly burn rate is $1,100, expected runway of 3 months before needing more funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://gritgrocery.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Grit Grocery LLC SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dustin Windham

Appendix E: Supporting Documents

Grit_Grocery_-_Company_Agreement.pdf

CLOSING IN 8 DAYS
Invest until 11:59pm EST on Feb 1

INVEST IN GRIT GROCERY

REAL FOOD Right in Your NEIGHBORHOOD

"Healthy is HARD. *Grit's mobile markets make eating healthy easy and fun, by sourcing fresh food from local farmers and producers, bundling healthy meal solutions and offering it on the block, in your neighborhood. Imagine a farmers market and Blue Apron meet on a food truck.*

Grit is much more than a grocery store; we're rethinking the way food gets from the farm to the customer's table and using AI bots and predictive analytics to reduce cost, minimize shrink, and curate a custom offering.

Michael Powell
HEAD OF MARKETING AND BRANDING, GRIT GROCERY


FOLLOW US FOR UPDATES
10 UPDATES 122 FOLLOWERS
SHARE
TWEET
GRIT
69
investors
$82,210
raised of $75K-$1M goal
$250 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in Grit Grocery. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$500+	-Grit trucker hat
$1,000+	-Invitation to Grit sponsored special events (ex. Meet the Maker Speaker Series) -Grit trucker hat
$5,000+	-Weekly meal bundle voucher (1 year) -Invitation to Grit sponsored special events -Grit trucker hat
$10,000+	-Strategic planning session with Grit mgmt team -Weekly meal bundle voucher (1 year) -Invitation to Grit sponsored special events -Grit trucker hat
$25,000+	-Name a neighborhood truck -Strategic Planning Session with Grit Mgmt Team -Weekly Meal Bundle Voucher (1 year) -Invitation to Grit Sponsored special events -Grit Trucker hat

OUR AMBITION

To assemble a fleet of mobile Grit Grocery markets that make eating healthy easier for people across the US. Grocery shopping outside the US looks very different - neighborhood bakers and butchers across the street from fruit stands and flower shops. Small, street-side markets that help communities build stronger bonds and reconnect with their food. We want to bring that experience to you.

Within the next five years, we plan to license our model and have fleets in 10+ Sun Belt cities.

KEY FACTS

- $50,000 revenue during 3 month test
- 1,457 transactions
- 67% customer return rate
- Featured on Houston Public Media's Bauer Business Focus
- Collaboration with The Buffalo Bayou Partnership
- Food+City Prize competition finalist - Pitching @SXSW in Austin, TX

DOCUMENTS

Grit_Grocery_-_Company_Agreement.pdf
Grit_Deck_.pdf
Video Transcript

gritgrocery.com *from Houston TX*

HEALTH AND FITNESS COOKING AGRICULTURE SUSTAINABILITY RETAIL MARKETPLACE COMMUNITY FOOD TECH TECH FOOD AGTECH WALKABLITY COMPLETESTREETS SMART CITIES

Why I Like Grit Grocery

I got sick, literally, from eating processed and packaged foods. Two year ago I was diagnosed with GERD. The doctor said I had to change the way I was eating if I was going to see any relief. I switched to a local and unprocessed diet but found it difficult to find what I needed in a traditional big box grocery store. I burned up a lot of time, energy, and drive seeking out what I needed to maintain my health, until I found Grit. Grit sold exactly what I needed; local, unprocessed, seasonal foods, around the corner from my apartment. I can easily walk up and knock out what usually took hours in a matter of minutes. It changed my life. I'm investing in Grit to help make my life easier but... READ MORE



Michael Calderone
GRIT GROCERY INVESTOR, SHELL TRADING

"Grit Grocery provides a tremendous opportunity for Houstonians to access healthy food right in their neighborhoods. My Complete Communities initiative is about improving neighborhoods so that all of Houston's residents can have access to quality services and amenities, and that includes healthy food. The neighborhood where I grew up, Acres Homes, as well as other areas of Houston, could really benefit from this type of access to local, seasonal food. I'm excited about this initiative, and I'm proud of Grit Grocery for focusing on this issue right here at home in Houston."



Sylvester Turner
Mayor of Houston, TX

"Grit is a great fit for the parks and trails along Buffalo Bayou. A walkable grocery store is a wonderful amenity for our green space and helps to promote our goal of creating a healthy lifestyle for all Houstonians. We look forward to bringing Grit to a park near you."

Anne Olson
President, Buffalo Bayou Partnership

The convenience of groceries at your door steps and the concept of getting just the ingredients for the exact recipe you are cooking for dinner makes it just so easy to do grocery shopping and plan for the next meal!

Jennifer

Verified Customer

Love these guys! Everything is fresh and labeled so you know where it's from or if it's conventionally farmed. ...Grit's fresh ingredients inspired me to get back in the kitchen.

Erika

Verified Customer

KPRC

Grit Grocery Shares A New Way To Shop

Austin woman drives to Nebraska to reunite with dog that went missing 2 years ago Investigators believe couple targeted, 'executed' in Spring home Wintry mix makes for messy Tuesday Family shares results of hilarious photo shoot Widow runs Aramco

January 12, 2018 @ click2houston.com

iHeart RADIO

January 8, 2018 @ iheart.com

HOUSTON CHRONICLE

Houston's not eating that well. Can a new mobile grocery help?

Dustin Windham's at the grill on the roof of Houston House apartments, watching Gulf Coast shrimp turn perfectly pink. It's Wednesday night. As he cooks, his broad-shouldered silhouette framed against the lights of downtown high-rises, a table of

January 2, 2018 @ houstonchronicle.com


MY TABLE

Grit Grocery Readies for Roll Out - My Table - Houston's Dining Magazine

When studying the sociological phenomena of consumerism in the western world, the theories of buyer's remorse and the paradox of choice often surface. Too much influence, too steep of a price, or too many brands, sizes, and colors offered of an

December 14, 2017 @ my-table.com



Grit Grocery is on a mission to disrupt the grocery supply chain | Thinkruptor magazine

Dustin Windham of Grit Grocery knows that eating healthy is hard, so he wants to help - by bringing fresh produce right to customers' doorsteps. To streamline the process and eliminate waste from the supply chain, he and his team are implementing

October 24, 2017 @ thinkruptor.com

CROWDFUND INSIDER

Still Live on Wefunder, Grit Grocery Supports Houston Renewal after Hurricane Harvey | Crowdfund Insider

Houston-based mobile grocer Grit Grocery's equity crowdfunding campaign went live on Wefunder just before Hurricane Harvey. As one may expect, the campaign has been at at standstill as the city cleans up after the wrath of Harvey. Funding will be

September 28, 2017 @ crowdfundinsider.com

CROWDFUND INSIDER

Grit Grocery Goes Local on Wefunder: Mobile Farmers' Market Delivers the Goods | Crowdfund Insider

Houston-based mobile grocer Grit Grocery has tapped into the Wefunder crowd for funds needed to assemble a fleet of mobile Grit Grocery markets that will make eating healthy easier for people across the US. Seeking to raise a minimum of $150K toward

August 25, 2017 @ crowdfundinsider.com

Houston Public Media

Mobile Grocery Store Brings Local Food To Houston Neighborhoods | Houston Public Media

Grit Grocery is a farmers market on wheels. The city of Houston has long been grappling with how to address its food desert problem. A food desert is an area that's not adequately served by fresh groceries. One man is trying to make a difference -

June 9, 2017 @ houstonpublicmedia.org

RICE

Coming To A Neighborhood Near You

Dustin Windham ('15) lived in Azerbaijan during his time in the U.S. Peace Corps and ate unprocessed and cooked-from-scratch food. It changed the way his body functioned and felt. And it inspired him to provide Houstonians with the same

May 1, 2017 @ ricebusinesswisdom.com

The Problem: Healthy is Hard

Processed foods are the cheapest and most accessible foods—they're also the worst for your body.

Grocery stores today are stocked with packaged goods and foods infused with preservatives. Not only are you limited to low quality choices, but hours every month are wasted on creating shopping lists, getting to and from stores, waiting in lines, and planning meals.

61%

of the food Americans buy is highly processed

1,000

calories of daily diets come from highly processed foods

The Solution: Bringing Healthy Food *to* You

Grit brings local, unprocessed meal kits to your neighborhood in a mobile market.

In many countries outside of the U.S., locally sourced neighborhood grocers and food stands provide healthy and delicious ingredients for home cooked meals. We are bringing that experience to you.




GRIT

"I walk downstairs, get my groceries, walk back up and put them away in less time than it takes to get in my car and drive."

Ulonda
Verified Customer

"Grit Grocery is absolutely perfect for people who are looking for a one stop shop that offers delicious and quick meals."

Thasha
Verified Customer



Best of the Farm Back to the Block

Not only do you save time and energy, but shopping and cooking become social and exciting.

We're building on the proven model of meal kit delivery. Our merchant personally picks up fresh ingredients every morning, so he or she can tell you exactly where they came from. At our trucks, you can also ask our merchant or your own neighbors for meal suggestions, cooking tips, or just a meaningful conversation!

$50,000
in revenue in just 6 months

67%
customer rention rate

$70 billion

annual sales of the U.S. natural and organic foods market

Currently, 82% of the country and 87% of Texas purchase organic foods, and we plan to capitalize on this massive market. Profit margins for natural and organic stores are also significantly higher than those of conventional groceries (6% vs 1-2%).

NATURAL & ORGANIC FOODS (1997–2019)


120,000
100,000
80,000
60,000
40,000
20,000
1999
2003
2007
2011
2015e
2019e
Other
Meat, Fish, Poultry
Breads and Grains
Dairy
Fruits and Vegetables

$3 Billion

Houston Sales,
Organic/Natural Foods

11%

Yearly Growth Rate,
Organic/Natural Foods

Take a Closer Look at our Business Plan and Future Goals


THE PROBLEM: HEALTHY IS HARD
GROCERY SHOPPING
GETTING TOGETHER
TIME WASTED: 1 HR+
TIME WASTED: 2 HR+


THE SOLUTION: MAKE HEALTHY EASY
GROCERY TRUCK
MOBILE APPLICATION
TIME SPENT: 10 MIN
TIME SPENT: 10 MIN


THE PROOF: REVENUE POSITIVE
GRIT GROCERY SALES (5/1-12/20)


THE GROWTH: ADD CITIES AND LICENSING
MAKE HOUSTON
Happen
TEXAS
Takeover
BIG CITY
Breakthrough
YEAR 1–2
YEAR 3–4
YEAR 5–6
LICENSING ADDITION


THE DIFFERENCE: MEAL KITS & MOBILE MARKETS
Experience the Grit Grocery difference.


THE BONUS: ADDITIONAL REVENUE STREAMS
CURATE—SUPPLY CHAIN
CART— GROCERY TRUCK
COMMUNITY—MOBILE APP


GRIT




GRIT

LET'S BRING HEALTHY FOOD TO ALL AMERICANS


GRIT

I'm mad.

Mad at big food companies for sacrificing our health to increase their wealth. Mad at big food for replacing real food with formulas. Mad at big box grocery for selling processed foods but masquerading as purveyors of progress. Mad that our bread is made to last long on the shelf, not to ensure good health.

I'm mad. Aren't you?

Grit's about getting mad, mad enough to inspire action. This is our action. This is our chance to get mad together and create change.

Together we can take back our health, reclaim our quality of life, and reconnect with the food we eat.

Dustin Windham

Meet the Founders



Michael Powell

Head of Marketing and Branding

PhD from Rice University in cultural anthropology, background in branding, marketing, and retail consulting. 10+ years experience in grocery strategy and design consulting.



Dustin Windham

CEO

MBA from Rice University, background in sales and supply chain management. Former Peace Corps volunteer who advised entrepreneurs in Azerbaijan.

AND THE REST OF THE TEAM



Kelly Windham

Community Development Manager



Jamal Ansari

Head of Technology and Finance

Raised $82,210 From 69 Investors

$82,210

In Progress



Schwan Ber



Marcel CALDERA

From Nicaragua. Lives in Mexico City. I like corporate life but love entrepeneur life.



Dustin Stewart



Alexander Strange

An omnipresence in wired



Rachel Ray Ray Alexander



Gabrielle Matringe

MORE INVESTORS

Interview

WF: What is Grit Grocery? ^

− COLLAPSE ALL

GG: Living healthy is hard. Shopping and meal planning take time. We're trying to make it easy by bringing meal bundles into neighborhoods through a mobile market. The best way to think of Grit Grocery is this: meal solutions meet a fleet of food trucks. We're selling a distilled, local, and unprocessed type of grocery offering along with meal bundles and recipes all out of a food truck.

WF: Where did the idea for Grit Grocery come from? ^

GG: When I lived overseas in a developing country with the Peace Corps, I experienced cooking from scratch and eating local, unprocessed food for the first time. This wasn't because it was trendy, but because that was the infrastructure in that country. In a lot of countries, including some developed countries, people have a neighborhood corner store and food stand. They have a neighborhood bakery and a neighborhood butcher. I've found that eating that way changed the way my body felt and functioned. Every other American that was there with me experiencing this type of food infrastructure felt great, lost weight, enjoyed cooking, and connecting with friends over food.

When I came back to the U.S., I realized that our food infrastructure system went in a totally different direction. This has led to some of the problems and gaps that exist right now in the industry, as far as there being a lot of processed foods and the big box, inhumane environment that we call grocery shopping.

WF: Who are your customers and why do they want what you have? ^

GG: The conventional grocery store model is crumbling. It's not an exciting place to be. The size of the grocery store is too big. The experience is not very nice. You're pushing a giant cart through a fluorescent lit 50,000 square-foot building. It's aisle after aisle of food that is not really food. A lot of these major packaged goods brands that control the center of the store are seeing declining results. What you have is a looming crisis in the grocery store world.

I don't see Grit Grocery replacing that completely, but one of the things you're starting to see is the rise of the meal kit, the Blue Apron type solution and the many others that are out there. We're somewhere in between those two spaces. The beauty of the meal kit solution is that I don't have to plan out the meal, but I get to cook it. It's delivered to my house, so there's a convenience factor. Everything's done for me. I don't have to go through that crazy experience of going to the grocery store and trying to find everything. The typical grocery store is more like a lumber yard than it is a place with a sense of what to eat for dinner. Kits are an appealing notion for many people, and so that's a growing market. But one of the problems is that it's kind of an anti-social construction. Having the mailman deliver your food is an odd thing. What we're offering that's different from the meal kit is that you can show up at Grit Grocery, and you can talk to your merchant. This is the same merchant who's been at the farm that morning or talked to the local pasta makers that day. He or she could provide you with some ideas about what's for dinner. We can be adaptable and flexible in a way that Blue Apron cannot because once you've clicked and ordered Blue Apron, it's in the mail and on the way. You can't call and cancel at the last minute.

There's also that social aspect. You can be there on the street, among your neighbors, among friends and potential friends. There's that community-building aspect, which is so crucial to food. A great meal can be about building relationships too. There are lots of dimensions we can offer that grocery stores have failed to provide for a long time.

WF: How have other mobile grocery markets in other cities performed? ^

GG: I'm not aware of this being done anywhere else in the country except ones that are structured as a nonprofit. They are usually only focused on food distribution or deliveries to low resource communities. It's usually one truck or maybe an old bus that they converted. It's a small footprint and very small scale. That's what's unsustainable about that model. They are simply a distribution truck and not really a grocery market. Most don't have a full offering either. They may do fruits and vegetables or something like that. We've found in our tests that the closer we got to a full grocery offering, meaning we have the majority of products that you would find at a grocery store, is when we've started to get traction. We've also found during tests that one truck is not enough. You can't get your costs to where they need to be when you're buying for one truck.

When you're trying to serve food deserts, low-resource communities where there's not already a market, showing up with food and saying, "I'm here!" is not the solution. Although Grit Grocery will serve that market and be a real solution, it's only going to work when it's combined with a real understanding of the communities needs, efforts to build relationships and establish credibility, as well as adapting the product offering to meet local preferences. We plan to have trucks or locations in both types of markets.

One trend that does seem to work is the miniature grocery store, sort of like the corner store model. It's similar but not exactly what we're trying to do. We're offering a more curated selection. We're providing a lot of value to customers by distilling the normal grocery offering. One of the big problems with the grocery store today is that there's too much to choose from. There's too many products and too much variety. We're not going to replace that large grocery store, because we're going to be a lot more focused. We have a specific set of principles around our food philosophy and the kind of food we want to provide.

We're also very focused on being a meal solution. We want to find more ways to communicate to young professionals, couples, and families. At 4:30 p.m., they're at work and thinking, "What's for dinner?" Statistics show that a majority of these people do not know what they're having for dinner tonight. They need to find a solution quickly. We want to find more outreach through social media or the website. We are starting a number of different plans and are finding ways to start communicating with those lost meal planners. We want to get them to the truck where we can continue the conversation. That's so we can get them the meal they want and one that's going to be healthy, simple, interesting, social, and will keep them coming back.

WF: What are you offering that's different than the corner store model or a pared-down version of a Whole Foods?

GG: Using local as a qualifier is going to be one priority. Within that curation process, using the meal bundles will be an important distinction as well. That's something even Whole Foods has not yet figured out. The meal bundle could be a driver for figuring out what we put on a truck. We can also use seasonal product offerings to curate what's on there. By using a local supply chain, we won't be limited by the shelf-life issue because we are picking up products in the morning and selling them in the afternoon. We can use taste as a driver. The more you curate it, the smaller the system, because we're really on the extreme end of the spectrum. You don't have room to fill everything up. You have to choose. It takes some decisions as far as what tastes the best. What is the best cucumber? What is the best peanut butter in the natural, unprocessed category?

The Germans are figuring it out because they're doing small stores. They're still not in neighborhoods, but they're not as centralized as the traditional grocery market. We're going all the way in and saying that we're going to be within walking or biking distance from your home. Removing real estate from the cost equation makes that realistic.

Another thing we're doing is building on the social currency of the food truck. There's a certain hip factor and desirability to eating at a food truck that we can leverage. Even the smaller versions of Whole Foods can't reach that. We've got something there that is very exciting for customers.

WF: Why are you different than the local farmers market?

GG: Because Grit Grocery is in an open air, outdoor shopping experience, a lot of people associate us with shopping at a farmers market. In all of Houston there are maybe six farmers markets. That's for six million people. Grit Grocery is complementary to that. It's not really competitive. In fact, we also sell farmers market products. We're another channel for them.

WF: What's the history of Grit Grocery?

GG: We formed the business in the summer of 2015. Around that time, we bought one used truck, and had no marketing or branding. We cut a hole in the side of it, ordered a window, afixed a wooden shelf. We bought fruits and vegetables and sold seafood out of Igloo coolers. We were just testing the concept. Would someone buy grocery items from a truck? We did that for about two months. We sold at a number of different locations and some commercial sites like Crossfit and yoga studios. We sold at apartment complexes, tested different locations, and collected feedback. It was a very stripped down model, but we found out that people are interested in this and that the format was not a failure. In fact, people were drawn to it as something different and experiential. Then we raised money through an SBA loan to finish building out the truck, install some electrical and a generator, paint it and buy a few coolers, and expand the product offering. We built out the truck and then relaunched the test last summer for about six months. We have one truck in four different neighborhoods, one night a week in each neighborhood.

We introduced the meal bundle at that point and then started experimenting with it. Should we have one meal bundle a week? Should we have a menu of meal bundles that people can select from? We tested different products. Now we've gotten to a point where we can say the concept interests people, it's got legs. We just need more trucks and more scale.

WF: What lessons have you learned that you can apply as you expand? ^

GG: One of the key lessons is that we know we need more volume to get our costs down. We have learned that meal bundles work. We have learned that open-air shopping appeals to a lot of people. We have learned that commercial sales locations are not as good as residential ones. When we tested at gyms and yoga studios, filled with people interested in healthy lifestyles, we found that there wasn't the same interest or accountability that we found when we were selling at residential locations. In neighborhoods we were an extension of their walls. In the residential settings, people would hang out more. They'd be walking their dogs or drinking a beer on the stoop. There was a lot more accountability and a lot more interest. We just found it fits a lot better when it's attached to an actual residential neighborhood.

We also learned that a lot of things we were doing worked well. We learned about the setup and the take down and all of the operational challenges. There were a lot of hard lessons learned through building a supply chain of local producers. First, we learned that it didn't already exist. You can't call up a local and unprocessed wholesaler to get what is needed for this type of offering. I can call a food distributor to get a conventional grocery offering, but for a local and unprocessed focus, there's no one to call. You have to go to the farms directly, and then go to the bakeries, and then go to all the small food producers to build out the supply chain. That's what's going to give us a competitive advantage, having the supply chain we can leverage in a lot of different ways once we build it out.

WF: How are you measuring success? ^

GG: We are measuring revenues for sure, but what we are watching the closest is the daily average transaction price. Industry-wide, the average transaction is around $37. When we started, our average transaction was around $14. At the end of six months, we got the average transaction up to around $22. Several time we reached $30 or more. This metric is directly related to the variety of goods we have on the truck. Of course it depends on the number of people and what they spend, but in general if the same people came, we could increase our average transaction pretty easily without increasing customers by having the right product offerings and the right meal bundles at the right price point. With that average transaction combined with the number of people we know we could get the revenue that we ultimately need every day. We think we can achieve that with every truck in every location going forward.

WF: How do you pick what neighborhoods to enter? ^

GG: We obviously need some density with either lots of people or a lot of foot traffic. We ran tests at a lot of mid-rise apartment complexes with 200 to 300 units surrounded by townhomes or single-family homes. In Houston, there's some low-hanging fruit in that the city is growing rapidly and grocery infrastructure hasn't caught up. There are areas like downtown and east downtown that are food deserts but where the demographics are high resource. That's where we started.

We knew we wanted to be in town. We want to have some density, we want young professionals and people starting families. Empty nesters are another good demographic. We worked with Rice University GIS and did a heat map to find out where people are buying natural and organic groceries. Then we did an algorithm to predict where we should go. Ultimately, what we learned is that with this model there's instant feedback, so we can test a location for two or three nights with limited investment and immediately know if it's going to work or not. If it doesn't work, then we just move to a new location.

WF: What's your implementation strategy and timeline for ramping up? ^

GG: The limitation will be how quickly we can get stuff built. It took us a couple of months to build one truck. There's no company that can build me a grocery truck today, so there will be a learning curve there. It may take one company a month to make two or three trucks. It also takes time to bring a new community onboard with a new truck. We estimate 10 trucks will come out over the course of six months to a year, depending on how much money we raise and how quickly we can get them built.

WF: What are your margins?

GG: Profit margins for a conventional grocery are around 1% to 2%. For natural and organic stores, it is around 6%. In general, margins are low mainly because of the "shrink" aspect of grocery. The difference is that by distilling the number of skews and using the meal bundle to drive products, and a few other innovations, we think we can close with margins of between 8% and 10%. Those are more aligned with some of the small groceries out there right now. It's all about how you deal with cost and shrink.

WF: What potential problems worry you the most?

GG: Food truck permitting is City/County specific, so as the business expands and we begin to serve other major cities, the permitting requirements will be a challenge. The way mobile food is viewed in general is a changing landscape. There are also weather challenges. We have a truck design that is all about the outdoor shopping experience. But because of the flexibility in this model, we'll be able to test and change the product offering, the truck itself, the price point, and the locations. It will make it much easier to mitigate risks and make changes as we encounter obstacles.

WF: How much money are you trying to raise and how do you plan to spend the money to grow the business?

We're raising 550,000. This will get us ten trucks, some working capital, and money to develop a mobile app or chat bot. The mobile app will allow us to easily communicate truck locations. When we have one truck, it's not as big a deal. But when you have ten trucks, it's more important to be able to communicate with people on the fly. Although we're in the same locations consistently, sometimes there's inclement weather or maybe a truck broke down or we’re running late. Also, it’s good to make it possible for people to pre-order meal bundles before they come by the truck.The third piece of the mobile app would make it easier to cook a meal together in your home with friends. If you're hosting a meal at home, one of the challenges is finding out what you're going to cook. The meal bundle solves that problem with a recipe, but the app will facilitate splitting up responsibilities of who does what so that all of the burden isn’t on the host. People will get a chance to interact and participate in the cooking experience. This piece of the app can be rolled out in other areas and help us achieve scale going forward when we're moving into a new market.

WF: Who is on your team?

GG: Dustin’s experience comes from a sales and marketing background. His focus during his MBA program at Rice University was on supply chain, and figuring out the supply chain is really what defines success for Grit Grocery. Dustin went through the Peace Corps and experienced food in a different way. That brings the passion component that is needed to succeed in this setting.

Michael has a PhD from Rice. He looks at food from a cultural anthropologist's perspective. He’s studied how people make decisions about food and interact with food. He brings different insight and perspective because he's worked in grocery. He brings a lot of value when it comes to branding and design.

Jamal is our quantitative guy. He's all about the spreadsheets and the numbers. He has an MBA and a background in trading. He's going to bring a lot of value when it comes to the predictive analytics. One example would be to build a predictive algorithm to estimate sales at each location and better manage inventory.

Kelly contributes to the community development piece. She has a background in education and community development. She will work with local service organizations and city officials, so that when we move into neighborhoods, we can make sure local stakeholders have buy in.

WF: What is the long-term goal?

GG: Long term is where the licensing piece comes in. We're going to add trucks, and we're going to add cities, but what will give us this steep curve is licensing these processes. It's not about the truck. It's about being able to access this type of food in a different way that makes sense and meets the customers' needs for convenience and quality. As we move into other cities we will be talking more about license agreements and not just buying more trucks.

WF: What is your cash on hand and burn rate?

As of 06/19/17, we have $3,497 cash on hand, our monthly burn rate is $1,100, expected runway of 3 months before needing more funding.

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Brandon Hellenbrand Oct 13

I know you talk about long term estimates for profit margins in your prepared questions. But, looking at your financial statements from 2016. It looks like your gross margins are currently negative? What is driving that? Are you discounting the prices below cost in order to gain new customers and interest? What are gross margins running at for 2017?



Dustin Windham CEO FOUNDER Nov 9

COGS is key driver. During the 2016 concept tests we didn't buy enough volume to justify lower prices and often had to pick up directly from vendors which would normally deliver larger orders (already built into pricing). With additional trucks/scale we can start getting our COGS down to the ~65% target(industry average) and achieve gross margins of 35%-40%.

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Adam Engelstad Aug 26

I noticed you mentioned Whole Foods and the fact that you can beat their pricing. How does Amazon buying Whole Foods change that? A recent NYT article says "Amazon plans to lower some prices at Whole Foods". Given their delivery infrastructure, they will also probably be very competitive on convenience. I love your concept, specifically the community aspect of it, which Amazon/Whole Foods would have a hard time replicating. I'm just wondering if you can address any challenges Amazon now may bring to your business. Thanks



Dustin Windham CEO FOUNDER Aug 28

Adam, great question....Amazon buying Whole Foods indicates that the grocery industry is ready for disruption, and that some form of physical shopping will continue to play a role in the new grocery future (why else would they choose to buy 460 brick and mortar stores when they avoided it in every other industry they have disrupted). Cutting pricing at Whole Foods 15-20% will bring them back in line with the rest of the market (closer to our price point but not necessarily below it) and drive market growth - thereby bringing more attention to our message about making healthy food affordable for all. But at the end of the day, Amazon/Whole Foods will still be limited by their real estate costs and overhead associated with managing 50,000 SKUs in a 30,000 sq ft store format. Even with Amazon in the game, grocery delivery will remain a luxury good and all but the wealthiest areas of town will have limited access to healthy and unprocessed food.

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MORE QUESTIONS

RISKS

1 Government Regulations: Grit Grocery is currently permitted by the City of Houston's Mobile Food Unit Division. As such, future regulation changes could affect the communities in which we are allowed to serve. The same is true for the packaging and handling of products. Food Truck permitting is City/County specific, so as the business expands and begin to serve other major cities, the permitting requirements will change.

2 Health of the Economy: The strength of the grocery industry depends heavily on per capita disposable income. Therefore, if the economy weakens, customers will be more willing to forgo the benefit of higher priced healthy/fresh food options.

3 Weather: Changes in weather affect most retail business, but especially the mobile food industry. An unforeseeable weather phenomenon (flooding, freezing, hurricanes, etc.) will negatively impact sales.

Security: A street/open air sales model removes real estate costs but

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Grit Grocery is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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3rd

Dustin Windham

Business Development Manager at SNF Holding Company

SNF Holding Company • Rice University - Jesse H. Jones Graduate School of Management

Houston, Texas • 500+

InMail

12+ years experience in new business development, both in the US and abroad. Skills: Strategic communication, negotiation, market analysis, financial modeling, data analytics Industries: Specialty Chemicals, Upstre… See more

Experience

Business Development Manager, Oil & Gas
SNF Holding Company
Mar 2013 – Present • 4 yrs 5 mos
Houston, Texas

Drive revenue growth in upstream oil & gas industry.
Interact with client supply chain, engineering, R&D, and operations departments.
Lead Development, Customer Needs Analysis, Technical Presentations, Contract Negociation

Business Development Advisor
U.S. Peace Corps, Azerbaijan
Sep 2010 – Nov 2012 • 2 yrs 3 mos
Ganja, Azerbaijan

Delivered advisory services for small businesses, startup entrepreneurs, and non-government organizations (NGOs).
Business Plan Development, Fundraising, Project Design, Marketing, Team Building

Account Manager
SNF Holding Company
Feb 2009 – Aug 2010 • 1 yr 7 mos
Greater Atlanta Area

Built multimillion dollar sales territory within municipal water treatment industry.
Managed technical and commercial needs for 50+ clients.

Technical Sales
Fort Bend Services, Inc.
Jun 2004 – Feb 2009 • 4 yrs 9 mos
Greater Atlanta Area

Executed B2B solution sales in water & waste management industry.

Education

Rice University - Jesse H. Jones Graduate School of Management
Master of Business Administration (M.B.A.), Marketing Analytics
2013 – 2015
Activities and Societies: Jones Student Association, Net Impact, Admission Adviser, 1st year Student Mentor, Mexico International Program

Texas A&M University
Bachelor's Degree, Operations Management
1999 – 2004
Activities and Societies: Corps of Cadets

Volunteer Experience

Residuals Recycling Committee
Georgia Association of Water Professionals
Jul 2008 – Jul 2010 • 2 yrs 1 mo
Environment

Biosolids Specialty Conference Steering Committee
Water Environment Federation
May 2010 – May 2010 • 1 mo
Environment

Contact and Personal Info
Dustin's Profile and Websites
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